Exhibit 10.19

UNDERTAKINGS

Blue Cross of California (the “Plan”) filed with the Department of Managed Health Care (the “Department”) Amendment No. 20092499, originally dated November 17, 2009, proposing the Master Administrative Services Agreement (the “Amendment”).

To demonstrate continued compliance with the Knox-Keene Health Care Service Plan Act of 1975, California Health and Safety Code section 1340 et seq. (the “Act”) and the Act’s corresponding regulations at Title 28, California Code of Regulations (the “Rules”), the Plan executes the below Undertakings as part of its Amendment. By so doing, the Plan agrees to fully and completely comply with these Undertakings and agrees that it will not violate these Undertakings.

The Plan agrees to the following Undertakings, as indicated below, and acknowledges that any Order issued by the Director of the Department of Managed Health Care (“Director”) approving the Amendment is conditioned upon the Plan’s acceptance of and compliance with the Undertakings set forth below.

The Plan represents and agrees to the following:

Undertaking No. 1

The Plan agrees to pay the costs arising from activities of the Department within ten (10) days of receipt of the Department’s invoice, including any necessary reasonable out-of-state travel and accommodations, incurred in the course of verifying and auditing performance of Affected Functions for compliance with California Health and Safety Code sections 1382 and 1384, and California Code of Regulations, Title 28 sections 1300.82, 1300.82.1, and 1300.84. Such activity will be conducted at the Department’s discretion, and may be in addition to any of the surveys, audits, examinations, or inquiries required or permissible under the Act and is not a survey, audit, or examination under California Health and Safety Code Section 1380 and 1382 and their corresponding regulations.

For purposes of these Undertakings, “Affected Functions” is defined as those business operations and/or affairs of the Plan that are impacted by the Plan’s contract with WellPoint Health Networks, Inc. under filing 20092499, and any additional functions that may be outsourced under amendments to this agreement filed at a later date.

Undertaking No. 2

The Plan acknowledges and agrees that the Department has the continued right to evaluate and ensure compliance with the Act and its corresponding regulations relating to administrative capacity, including organizational structure and implementation of the delegation of performance of Plan functions as specified and defined in the Act and regulations. The Plan confirms that it shall make, in a reasonable and timely fashion, changes requested to demonstrate sufficient administrative capacity to the satisfaction of the Department as agreed to by the Department and the Plan.

Blue Cross of California – Undertakings	Page 2 of 4	October 15, 2012

Undertaking No. 3

The Plan undertakes that it will not remove, or require, permit, or cause the removal of the Plan’s books and records, as defined in the Act, from California before filing a Notice of Material Modification and receiving the written approval from the Department.

Undertaking No. 4

The Plan shall conduct on-site reviews, at least annually, to ensure that the Affected Functions are properly performed. Plan will maintain at its administrative offices in California, copies of on-site review reports. The inspection results shall identify each problem, corrective action plan and follow-up. The Plan shall make the written reports of on-site inspections available to the Department on request.

The Plan will make accessible at its administrative offices in Woodland Hills, California, or such other California site as may be approved by the Department, within 24 but no more than 48 hours of the Department’s request, documentation such as e-mails, minutes of meetings, and reports, evidencing day-to-day monitoring of contracted entity performing Affected Functions.

Undertaking No. 5

The Plan acknowledges that the approval of the Department for the movement of Affected Functions outside of California is subject to withdrawal by the Department should the Department find an Affected Function(s) non-compliant with the Knox-Keene Act and the California Code of Regulations, title 28, in which case the Plan shall return the Affected Functions to California. The Plan shall submit to the Department within thirty (30) calendar days of such withdrawal by the Department, a written plan for the return of the Affected Functions to the Plan or another service provider acceptable to the Department, which shall be completely executed no more than six (6) months from the date of such withdrawal.

Undertaking No. 6

In accordance with Section 1382, the Department reserves the right to conduct an onsite inspection of the Plan and all Related Entities, Affiliates, Contractors, or Subcontractor’s administrative and financial records and facilities to examine the performance of the Affected Functions.

The Plan and all Related Entity, Affiliate, Contractor, or Subcontractor shall comply with the Department during any onsite inspection of the Plan, Related Entity, Affiliate, Contractor, or Subcontractor’s administrative and financial records and facility relating to the performance of the Affected Functions.

Undertaking No. 7

The Undertakings set forth herein shall be enforceable to the fullest extent of the authority and power of the Director of the Department under the provisions of the Act, including all civil, criminal, and administrative remedies (such as Cease and Desist Orders, freezing enrollment, and assessment of fines and penalties). The Plan acknowledges that the Act’s enforcement remedies are not exclusive, and may be sought and employed in any combination deemed advisable by the Department to enforce these Undertakings.

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Undertaking No. 8

The Undertakings set forth herein shall be subject to the following terms and conditions:

(a)	Binding Effect. The Undertakings set forth herein shall be binding on the Plan and its respective successors and permitted assigns. If the Plan fails to fulfill its obligations to the Department as provided under the Undertakings set forth herein, the Plan stipulates and agrees that the Department shall have the authority to enforce the provisions of these Undertakings in a California court of competent jurisdiction.

(b)	Governing Law. The Undertakings set forth herein and their validity, enforcement, and interpretation, shall for all purposes be governed by and construed in accordance with the laws of the State of California.

(c)	Venue. The proper venue of any dispute arising from the Undertakings set forth herein shall be Sacramento, California.

(d)	Invalidity. In the event that any Undertakings or any portion of any Undertaking set forth herein shall be declared invalid or unenforceable for any reason by a court of competent jurisdiction, the validity or enforceability of any other Undertakings or any portion of any Undertaking shall not affect the validity or enforceability of any other Undertakings, and such other Undertakings shall remain in full force and effect and shall be enforceable to the maximum extent permitted by applicable law.

(e)	Duration. The Undertakings set forth herein shall become effective upon the effective date of the Order issued on the Amendment, and except as to those provisions of the Undertakings that contain separate termination provisions, shall remain in full force and effect until terminated by the Plan with the written consent of the Department.

(f)	Third Party Rights. Nothing in the Undertakings set forth herein is intended to provide any person other than the Plan and the Department, and their respective successors and permitted assigns, with any legal or equitable right or remedy with respect to any provision of any Undertaking set forth herein.

(g)	Amendment. The Undertakings set forth herein may be amended only by written agreement executed by both the Plan and the Department.

(h)	Assignment. No Undertaking set forth herein may be assigned by the Plan, in whole or in part, without the prior written consent of the Department.

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(i)	Specific Performance. In the event of any breach of these Undertakings, the Plan acknowledges that the State of California would be irreparably harmed and could not be made whole by monetary damages. It is accordingly agreed that the Plan shall waive the defense in any action brought by the Department for specific performance that a remedy at law would be adequate, and the Department should be entitled to seek an injunction or injunctions to prevent breaches of the provisions of these Undertakings and to seek to specifically enforce the terms and provisions stated herein. The Department’s right to seek an injunction does not supersede the remedies available to the Director described in Undertaking No. 8(a).

Blue Cross of California

Signature:
Date:	10/15/12
Print Name:	G. Lewis Chartrand
Print Title:	Vice President & Counsel